Exhibit 99.1

HERITAGE PROPERTY INVESTMENT TRUST, INC.

PART I

ITEM 1.  Financial Statements

Consolidated Balance Sheets

June 30, 2004 and December 31, 2003

(Unaudited and in thousands of dollars)

	June 30, 2004	December 31, 2003
Assets
Real estate investments, net	$2,145,889	$2,157,232
Cash and cash equivalents	69,144	5,464
Accounts receivable, net of allowance for doubtful accounts of $9,729 in 2004 and $8,770 in 2003	33,278	25,514
Prepaids and other assets	27,944	13,608
Investment in joint venture	3,300	—
Deferred financing and leasing costs	29,528	25,757

Total assets	$2,309,083	$2,227,575

Liabilities and Shareholders’ Equity
Liabilities:
Mortgage loans payable	$632,696	$632,965
Unsecured notes payable	399,811	201,490
Line of credit facility	191,000	243,000
Accrued expenses and other liabilities	83,911	82,115
Accrued distributions	24,710	24,438

Total liabilities	1,332,128	1,184,008

Series B Preferred Units	—	50,000
Series C Preferred Units	25,000	25,000
Exchangeable limited partnership units	7,455	7,670
Other minority interest	2,425	2,425

Total minority interests	34,880	85,095

Shareholders’ equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 46,725,698 and 46,208,574 shares issued and outstanding at June 30, 2004 and December 31, 2003, respectively	47	46
Additional paid-in capital	1,148,083	1,136,516
Cumulative distributions in excess of net income	(202,233)	(176,267)
Other comprehensive income	1,620	—
Unearned compensation	(5,442)	(1,823)

Total shareholders’ equity	942,075	958,472

Total liabilities and shareholders’ equity	$2,309,083	$2,227,575

See accompanying notes to condensed consolidated financial statements.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Consolidated Statements of Operations

Six Months ended June 30, 2004 and 2003

(Unaudited and in thousands, except per-share data)

	Six Months Ended June 30,
	2004	2003

Revenue:
Rentals and recoveries	$160,465	$146,818
Interest and other	271	425
Total revenue	160,736	147,243
Expenses:
Property operating expenses	23,168	21,469
Real estate taxes	24,383	20,673
Depreciation and amortization	43,337	38,224
Interest	37,030	34,042
General and administrative	10,947	11,313
Total expenses	138,865	125,721
Income before allocation to minority interests	21,871	21,522
Income allocated to exchangeable limited partnership units	(143)	(88)
Income allocated to Series B & C Preferred Units	(1,763)	(3,328)
Income before discontinued operations	19,965	18,106
Discontinued operations:
Operating income from discontinued operations	140	984
Gains on sales of discontinued operations	2,988	809
Income from discontinued operations	3,128	1,793
Net income attributable to common shareholders	$23,093	$19,899
Basic per-share data:
Income before discontinued operations	$0.43	$0.44
Income from discontinued operations	.07	0.04
Income attributable to common shareholders	$0.50	$0.48

Weighted average common shares outstanding	46,551	41,689
Diluted per-share data:
Income before discontinued operations	$0.42	$0.44
Income from discontinued operations	0.07	0.04
Income attributable to common shareholders	$0.49	$0.48

Weighted average common and common equivalent shares outstanding	47,169	42,071

See accompanying notes to condensed consolidated financial statements.

Three Months ended June 30, 2004 and 2003

(Unaudited and in thousands, except per-share data)

	Three Months Ended June 30,
	2004	2003

Revenue:
Rentals and recoveries	$79,469	$71,995
Interest and other	67	396
Total revenue	79,536	72,391
Expenses:
Property operating expenses	10,339	9,630
Real estate taxes	12,450	10,276
Depreciation and amortization	21,867	19,103
Interest	19,415	17,165
General and administrative	5,664	6,310
Total expenses	69,735	62,484
Income before allocation to minority interests	9,801	9,907
Income allocated to exchangeable limited partnership units	(78)	(68)
Income allocated to Series B & C Preferred Units	(555)	(1,664)
Income before discontinued operations	9,168	8,175
Discontinued operations:
Operating income from discontinued operations	51	504
Gains on sales of discontinued operations	2,988	—
Income from discontinued operations	3,039	504
Net income attributable to common shareholders	$12,207	$8,679
Basic per-share data:
Income before discontinued operations	$0.20	$0.20
Income from discontinued operations	0.06	0.01
Income attributable to common shareholders	$0.26	$0.21

Weighted average common shares outstanding	46,726	41,783
Diluted per-share data:
Income before discontinued operations	$0.20	$0.20
Income from discontinued operations	0.06	0.01
Income attributable to common shareholders	$0.26	$0.21

Weighted average common and common equivalent shares outstanding	46,885	41,963

See accompanying notes to condensed consolidated financial statements.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Consolidated Statements of Comprehensive Income

Three and Six Months ended June 30, 2004 and 2003

(Unaudited and in thousands, except per-share data)

	Six Months Ended June 30,		Three Months Ended June 30,
	2004	2003	2004	2003

Net income attributable to common shareholders	$23,093	$19,899	$12,207	$8,679
Other comprehensive income:
Realized gain from settlement of cash flow hedge	1,185	—	—	—
Reclassification adjustment for accretion of realized gain of cash flow hedge	(30)	—	(30)	—
Unrealized holding gains arising during the period	465	—	465	—
Total other comprehensive income	1,620	—	435	—
Comprehensive income	$24,713	$19,899	$12,642	$8,679

See accompanying notes to consolidated financial statements.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Consolidated Statements of Cash Flows

Six months ended June 30, 2004 and 2003

(unaudited and in thousands of dollars)

	Six months ended June 30,
	2004	2003

Cash flows from operating activities:
Net income	$23,093	$19,899
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,337	38,224
Amortization of deferred debt financing costs	979	923
Amortization of debt premiums and discount	(760)	(323)
Amortization of effective portion of interest rate swap	(30)	—
Compensation expense associated with stock plans, including acceleration of unvested stock options	2,905	3,534
Net gains on sales of real estate investments	(2,988)	(809)
Income allocated to exchangeable limited partnership units	143	88
Income allocated to Series B & C Preferred Units	1,763	3,328
Changes in operating assets and liabilities	(14,588)	(2,558)
Net cash provided by operating activities	53,854	62,306
Cash flows from investing activities:
Acquisitions of and additions to real estate investments	(21,665)	(31,146)
Expenditures for investment in joint venture	(3,300)	—
Investment in mortgage loan receivable	(9,188)	—
Net proceeds from sales of real estate investments	7,205	2,413
Expenditures for capitalized leasing commissions	(1,930)	(2,175)
Expenditures for furniture, fixtures and equipment	(1,345)	(246)
Net cash used for investing activities	(30,223)	(31,154)
Cash flows from financing activities:
Proceeds from the issuance of common stock	4,938	317
Repurchase of common stock	(34)	—
Repayments of mortgage loans payable	(9,873)	(11,294)
Proceeds from line of credit facility	240,000	50,000
Repayments of line of credit facility	(292,000)	(20,000)
Proceeds from interest swap termination	1,185	—
Proceeds from issuance of unsecured bonds	198,278	—
Distributions paid to exchangeable limited partnership unit holders	(358)	(358)
Distributions paid to Series B & C Preferred Unit holders	(1,208)	(1,664)
Redemption of Series B Preferred Units	(50,000)	—
Common stock distributions paid	(48,789)	(43,722)
Expenditures for deferred debt financing costs	(1,889)	—
Expenditures for equity issuance costs	(201)	—
Net cash provided by (used for) financing activities	40,049	(26,721)
Net increase in cash and cash equivalents	63,680	4,431
Cash and cash equivalents:
Beginning of period	5,464	1,491
End of period	$69,144	$5,922

See accompanying notes to consolidated financial statements.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Notes to Condensed Consolidated Financial Statements

1.              Organization

Basis of Presentation

The condensed consolidated financial statements of Heritage Property Investment Trust, Inc. (“Heritage” or the “Company”) contained in this report were prepared from the books and records of the Company without audit in accordance with the rules and regulations of the Securities and Exchange Commission, and in the opinion of management, include all adjustments (consisting of only normal recurring accruals) necessary to present a fair statement of results for the interim periods presented.  However, amounts presented in the condensed consolidated balance sheet as of December 31, 2003 are derived from the audited financial statements of the Company at that date.  Interim results are not necessarily indicative of results for a full year.  Certain reclassifications of 2003 amounts have been made to conform to the 2004 presentation.  The results of operations for properties disposed of during the three and six-month periods ended June 30, 2004 have been reclassified as discontinued operations for the prior comparable period.

The condensed consolidated financial statements of the Company include the accounts and operations of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. These financial statements should be read in conjunction with the Company’s financial statements and notes thereto contained in the Company’s annual report on Form 10-K for its fiscal year ended December 31, 2003.

2.              Income Taxes

The Company has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code and believes it is operating so as to qualify as a REIT. In order to qualify as a REIT for income tax purposes, the Company must, among other things, distribute to shareholders at least 90% of its taxable income. It is the Company’s policy to distribute 100% of its taxable income to shareholders; accordingly, no provision has been made for federal income taxes.

3.              Marketable Securities

The Company received shares of a publicly traded company during the six-month period ended June 30, 2004 in settlement of the rejection of certain leases in connection with bankruptcy proceedings of the publicly traded company.  The Company accounts for investments in securities of publicly traded companies in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 115, Accounting for Certain Investments in Debt and Equity Investments, and has classified the securities as available-for-sale.  As of June 30, 2004 the fair value of these securities was $0.9 million and was included in other assets in the accompanying consolidated balance sheet.  The unrealized holding gain of $0.5 million was included in other comprehensive income in the accompanying consolidated statement of comprehensive income and consolidated balance sheet.  These shares were sold subsequent to June 30, 2004 for $1.0 million and accordingly, the $0.5 million unrealized gain included in other comprehensive income at June 30, 2004 will be reclassified into the statement of operations for the three-month period ending September 30, 2004.

4.              Stock-Based Compensation

At June 30, 2004, the Company had one stock-based employee compensation plan (the “Plan”).  The Company accounts for this Plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations.  No stock-based employee compensation cost related to stock option grants is reflected in the Company’s reported results, as all options granted under the Plan have an exercise price equal to the market value of the underlying common stock and the number of shares were fixed on the date of grant.  The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, (“SFAS No. 123”) to stock-based employee compensation (in thousands, except per-share data):

	Six months ended June 30,
	2004	2003
Net income, as reported	$23,093	$19,899
Deduct:
Total additional stock-based employee compensation expense determined under fair value based method for all awards	450	375

Pro forma net income attributable to common shareholders	$22,643	$19,524

Earnings per share:
Basic – as reported	$0.50	$0.48
Basic – pro forma	$0.49	$0.47

Diluted – as reported	$0.49	$0.48
Diluted – pro-forma	$0.48	$0.47

	Three months ended June 30,
	2004	2003
Net income, as reported	$12,207	$8,679
Deduct:
Total additional stock-based employee compensation expense determined under fair value based method for all awards	247	255

Pro forma net income attributable to common shareholders	$11,960	$8,424

Earnings per share:
Basic – as reported	$0.26	$0.21
Basic – pro forma	$0.26	$0.20

Diluted – as reported	$0.26	$0.21
Diluted – pro-forma	$0.26	$0.20

Restricted Shares

In July 2002, the Board of Directors approved the issuance over five years of an aggregate of up to 775,000 shares of restricted stock with no exercise price to members of senior management of the Company. The Company issued the first installment of 155,000 shares in July 2002 based on a fair market value per share of $23.65 on the grant date. These shares were subject to risk of forfeiture and transfer restrictions, which terminated on March 1, 2003, based on the continued employment of these individuals with the Company through that date. During the six-month period ended June 30, 2003, the Company recognized $1.0 million of compensation expense related to these shares.

On March 3, 2003, the Company issued the second installment of 155,000 shares based on a value of $24.36 per share. These shares were subject to risk of forfeiture and transfer restrictions, which terminated on March 3, 2004, based on the continued employment of these individuals with the Company through that date. During the six-month periods ended June 30, 2004 and 2003, the Company recognized $0.5 million and $1.6 million (including $0.3 million of acceleration amortization related to a separation agreement entered into during the quarter ended June 30, 2003 with one of the participants), respectively of compensation expense related to these shares.

On March 1, 2004, the Company issued the third installment of 135,000 shares (reduced from 155,000 to reflect the termination of employment of one of the participants) based on a value of $29.70 per share. These shares are subject to risk of forfeiture and transfer restrictions, which terminate on March 1, 2005, subject to the continued employment of these individuals with the Company through that date.  During the six-month period ended June 30, 2004, the Company recognized $1.4 million of compensation expense related to these shares.  The unamortized compensation expense of $2.6 million is included as unearned compensation on the accompanying June 30, 2004 balance sheet and will be amortized ratably through February 2005.

In March 2003, the Company issued 119,500 shares of restricted stock related to 2002 performance and based on a fair value on the date of issuance of $24.36 per share.  The Company recognizes compensation expense with respect to performance-based stock grants ratably over the one-year performance period and three-year vesting period.  During the six-month periods ended June 30, 2004 and 2003, the Company recognized $0.4 million and $0.8 million (including $0.3 million of acceleration amortization related to a separation agreement entered into during the quarter ended June 30, 2003 with one of the recipients of shares), respectively of compensation expense related to these shares.  The unamortized compensation expense of $0.9 million is included as unearned compensation on the accompanying June 30, 2004 balance sheet and will be amortized ratably through December 2005.

In March 2004, the Company issued 108,000 shares of restricted stock related to 2003 performance and based on a fair value on the date of issuance of $28.47 per share.  During the six-month periods ended June 30, 2004 and 2003, the Company recognized $0.6 million and $0.4 million, respectively of compensation expense related to these shares.  The unamortized compensation expense of $1.9 million is included as unearned compensation on the accompanying June 30, 2004 balance sheet and will be amortized ratably through December 2006.

During the six-month period ended June 30, 2004, the Company also recorded $0.3 million of compensation expense related to 60,000 shares of restricted stock anticipated to be issued by the Company in 2005 for 2004 performance.  This accrual is an estimate of the compensation expense that will be required to be recognized in the event that these shares are actually issued.  The Company will recognize compensation expense with respect to these restricted shares ratably over the one-year performance and three-year vesting periods.

5.              Earnings Per Share

Earnings per common share (“EPS”) has been computed pursuant to SFAS No. 128, Earnings per Share (“SFAS No. 128”).  The following table provides a reconciliation of both net income and the number of common shares used in the computation of basic EPS, which utilizes the weighted average number of common shares outstanding without regard to the dilutive potential common shares, and diluted EPS, which includes all shares, as applicable (in thousands, except per-share data):

	Six months ended June 30, 2004
	Income (Numerator)	Shares (Denominator)	Per Share Amount
Basic Earnings Per Share:
Net income attributable to common shareholders	$23,093	46,551	$0.50
Effect of dilutive securities:
Stock options	—	269	—
Operating partnership units	143	340	0.42
Anticipated stock compensation	—	9	—
Diluted earnings per share:
Net income attributable to common shareholders	$23,236	47,169	$0.49

	Six months ended June 30, 2003
	Income (Numerator)	Shares (Denominator)	Per Share Amount
Basic Earnings Per Share:
Net income attributable to common shareholders	$19,899	41,689	$0.48
Effect of dilutive securities:
Stock options	—	37	—
Operating partnership units	88	340	0.26
Anticipated stock compensation	—	5	—
Diluted earnings per share:
Net income attributable to common shareholders	$19,987	42,071	$0.48

	Three months ended June 30, 2004
	Income (Numerator)	Shares (Denominator)	Per Share Amount
Basic Earnings Per Share:
Net income attributable to common shareholders	$12,207	46,726	$0.26
Effect of dilutive securities:
Stock options	—	152	—
Anticipated stock compensation	—	7	—
Diluted earnings per share:
Net income attributable to common shareholders	$12,207	46,885	$0.26

	Three months ended June 30, 2003
	Income (Numerator)	Shares (Denominator)		Per Share Amount
Basic Earnings Per Share:
Net income attributable to common shareholders	$8,679	41,783		$0.21
Effect of dilutive securities:
Stock options	—	172		—
Anticipated stock compensation	—	8		—
Diluted earnings per share:
Net income attributable to common shareholders	$8,679	41,963	(1)	$0.21

(1) In accordance with SFAS No. 128, the calculation of weighted average shares outstanding for diluted EPS for the three-months ended June 30, 2003, has been restated to exclude exchangeable limited partnership units.  The “control number” in determining whether potential common shares are dilutive (income before discontinued operations) has been restated in accordance with SFAS No. 144, and as a result, the effect of including the weighted average exchangeable limited partnership units on basic earnings per share is anti-dilutive.

In March 2004, the Company issued 68,166 shares of common stock in full settlement of 375,000 warrants held by the Prudential Insurance Company of America (“Prudential”) in accordance with the cashless exercise provisions of its warrant agreement.  The Company had issued these warrants in 1999 and 2000 in connection with advisory services provided by Prudential to the Company.  The Company did not incur any expense under SFAS No.123 as a result of the exercise of these warrants.

6.              Supplemental Cash Flow Information

During the six-month periods ended June 30, 2004 and 2003, interest paid was $34.7 million and $33.5 million, respectively.

During the six-month period ended June 30, 2004 and 2003, the Company assumed $10.4 million and $39.2 million, respectively of existing debt in connection with the acquisition of properties.

Included in accrued expenses and other liabilities at June 30, 2004 and December 31, 2003 are accrued expenditures for real estate investments of $7.1 million and $5.7 million, respectively.

7.              Real Estate Investments

A summary of real estate investments follows (in thousands of dollars):

	June 30, 2004	December 31, 2003

Land	$347,287	$345,618
Land improvements	189,416	187,799
Buildings and improvements	1,821,694	1,808,759
Tenant improvements	52,466	46,972
Improvements in process	16,665	10,825
	2,427,528	2,399,973
Accumulated depreciation and amortization	(281,639)	(242,741)
Net carrying value	$2,145,889	$2,157,232

Acquisitions

In April 2004, the Company acquired a 118,000 square foot grocer-anchored community shopping center located in Mundelein, Illinois (a northern Chicago suburb) known as Long Meadow Commons.  The acquisition price for Long Meadow Commons was $18.5 million and was funded through the assumption of $10.4 million of debt and borrowings under the Company’s line of credit.

In January 2003, the Company acquired 181,000 square feet of a 442,000 square foot community shopping center located in Christiansburg, VA known as Spradlin Farm.  The acquisition price for Spradlin Farm was $23.7 million and was funded with the assumption of $18.5 million of debt and borrowings under the Company’s line of credit.

In April 2003, the Company acquired a 131,000 square foot grocer-anchored community shopping center located in Carmel, Indiana known as Meridian Village Plaza.  The acquisition price for Meridian Village Plaza was $13.6 million and was funded with the assumption of $6.0 million of debt and borrowings under the Company’s line of credit.

In June 2003, the Company acquired 214,000 of a 222,000 square foot grocer-anchored community shopping center located near St. Louis, Missouri known as Clocktower Place.  The acquisition price for Clocktower Place was $24.2 million and was funded with the assumption of $14.7 million of debt and borrowings under the Company’s line of credit.

Dispositions

In April 2004, the Company completed the disposition of the Fortune office building located in Hartsdale, New York, for $7.7 million, resulting in a net gain of $3.0 million.  The results of operations of the Fortune office building have been reclassified as discontinued operations for the three and six-month periods ended June 30, 2004 and 2003.

During the first quarter of 2003, the Company completed the disposition of its ten remaining single-tenant properties classified as held for sale at December 31, 2002.  The Company received proceeds of $2.4 million, resulting in a net gain on sale of $0.8 million.  The results of operations for these properties are classified as discontinued operations for the six-month period ended June 30, 2003.

8.              Investment in Joint Venture

In May 2004, the Company acquired a 50% interest in a joint venture for the development and construction of a 302,000 square foot shopping center, of which the joint venture will own 210,000 square feet, to be located in a suburb of Grand Rapids, Michigan.  The Company made an initial equity investment of $3.3 million which is being accounted for under the equity method of accounting and provided a short-term bridge loan of approximately $9.2 million, which has a maturity date of August 20, 2004 and is classified as other assets in the accompanying consolidated balance sheet.  The operations of the joint venture are being reported on a 90-day lag basis and accordingly, no results of operations are included in the accompanying consolidated statement of operations.

9.              Debt

Line of Credit

On April 29, 2002, the Company entered into a $350 million unsecured line of credit with a group of lenders and Fleet National Bank, as agent.  The Company’s two operating partnerships are the borrowers under this line of credit, and the Company and certain of the Company’s other subsidiaries have guaranteed this line of credit.  This line of credit is being used principally to fund growth opportunities and for working capital purposes.  At June 30, 2004 and 2003, $191.0 million and $264.0 million was outstanding under this line of credit, respectively.

This line of credit bears interest at either the lender’s base rate or a floating rate based on a spread over LIBOR ranging from 80 basis points to 135 basis points, depending upon the Company’s debt rating, and requires monthly payments of interest.  The variable rate in effect at June 30, 2004 and 2003, including the lender’s margin of 105 basis points and borrowings outstanding at the base rate, was 2.78% and 2.36%, respectively.  In addition, this line of credit has a facility fee based on the amount committed ranging from 15 to 25 basis points, depending upon the Company’s debt rating, and requires quarterly payments.

This line of credit requires the Company to maintain specific financial ratios and restricts the incurrence of indebtedness and the making of investments.  This line of credit also, except under some circumstances, including as necessary to maintain the Company’s status as a REIT, limits the Company’s ability to make distributions in excess of 90% of annual funds from operations, as defined.

The Company is in compliance with all applicable covenants as of June 30, 2004.

Heritage Notes

On April 1, 2004, the Company completed the issuance and sale of $200 million principal amount of unsecured 5.125% notes due April 15, 2014.  These notes were issued pursuant to the terms of an indenture Heritage entered into with LaSalle National Bank, as trustee.  The notes are shown net of a $1.7 million discount that is being accreted on a basis that approximates the effective interest method over the term of the notes.  The notes may be redeemed at any time at the option of Heritage, in whole or in part, at a redemption price equal to the sum of (1) the principal amount of the notes being redeemed plus accrued interest on the notes to the redemption date and (2) a make-whole amount, if any, with respect to the notes that is designed to provide yield maintenance protection to the holders of these notes.

In addition, the notes have been guaranteed by the Company’s two operating partnerships.  The indenture contains various covenants, including covenants which restrict the amount of indebtedness that may be incurred by Heritage and its subsidiaries.  Heritage is in compliance with all applicable covenants as of June 30, 2004.

Bradley Notes

Prior to the Company’s acquisition of Bradley Real Estate, Inc. (“Bradley”), Bradley Operating Limited Partnership (“Bradley OP”) completed the sale of three series of senior, unsecured debt securities. These debt securities were issued pursuant to the terms of an indenture and three supplemental indentures entered into by Bradley OP with LaSalle National Bank, as trustee, beginning in 1997. The indenture and three supplemental indentures contain various covenants, including covenants which restrict the amount of indebtedness that may be incurred by Bradley OP and those of our subsidiaries which are owned directly or indirectly by Bradley OP. Bradley OP is in compliance with all applicable covenants as of June 30, 2004.

10.       Related Party Transactions

Preferred and common distributions paid to The New England Teamsters and Trucking Pension Fund (“NETT”), the Company’s largest shareholder, for the six months ended June 30, 2004 and 2003 were $20.5 million and $18.9 million, respectively.  At June 30, 2004 and December 31, 2003, distributions payable to NETT were $10.3 million.

In November 1999, the Company entered into a joint venture with NETT for the acquisition and development of a 365,000 square foot commercial office building at 131 Dartmouth Street, Boston, Massachusetts.  This joint venture is owned 94% by NETT and 6% by the Company.  The Company was issued this interest as part of a management arrangement with the joint venture pursuant to which the Company manages the building.  The Company has no ongoing capital contribution requirements with respect to this office building, which was completed in 2003.  The Company accounts for its interest in this joint venture using the cost method and has not expended any amounts on the office building through June 30, 2004.

In February 2004, the Company entered into an eleven-year lease with this joint venture for the lease of approximately 31,000 square feet of space and moved its corporate headquarters to this space during the first quarter of 2004.  Under the terms of this lease, which were negotiated on an arms-length basis, we begin paying rent to the joint venture in February 2005.

In connection with the formation of the Company, environmental studies were not completed for all of the contributed properties.  NETT has agreed to indemnify the Company for environmental costs up to $50 million.  The environmental costs include completing environmental studies and any required remediation.  Since our formation in July 1999, the Company has been reimbursed by NETT for approximately $2.0 million of environmental costs pursuant to this indemnity.

11.       Minority Interest

On February 23, 2004, the Company redeemed all 2,000,000 outstanding 8.875% Series B Cumulative Redeemable Perpetual Preferred Units of Bradley OP, at a redemption price of $25.00 per unit, plus approximately $0.3266 of accrued and unpaid distributions.  There were no unamortized issuance costs associated with the Series B Preferred Units, therefore, the Company did not incur a charge in connection with this redemption.

12.       Derivatives and Hedging Instruments

Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133), as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. As required by SFAS 133, the Company records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the resulting designation. Derivatives used to hedge the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges.

Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. The Company’s objective in using derivatives is to add stability to interest expense and to manage its exposure to interest rate movements or other identified risks. To accomplish this objective, the Company primarily uses various types of interest rate swaps as part of its cash flow hedging strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts in exchange for fixed-rate payments over the life of the interest rate swap agreements without exchange of the underlying principal amount. To date, such derivatives were used to hedge the variable cash flows associated with floating rate debt and forecasted interest payments of an anticipated issuance of debt.

For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is initially reported in other comprehensive income (outside of earnings) and subsequently reclassified to earnings when the hedged transaction affects earnings, and the ineffective portion of changes in the fair value of the derivative is recognized directly in earnings. As of June 30, 2004, no derivatives were designated as fair value hedges or hedges of net investments in foreign operations. Additionally, the Company does not use derivatives for trading or speculative purposes and currently does not have any derivatives that are not designated as hedges.

On March 8, 2004, the Company entered into forward-starting swaps for a notional amount of $192.4 million as a means to mitigate the risk of changes in forecasted interest payments on an anticipated issuance of long-term debt. The swaps were designated as cash flow hedges as the Company hedged its exposure to the variability in future cash flows for an anticipated transaction.

Upon completion of the Company’s unsecured debt offering (see Note 7), on March 29, 2004, those derivatives were terminated. The cash received from the counterparties of $1,185,000 for these swaps (designated as cash flow hedges) is included as Other Comprehensive Income in the accompanying consolidated balance sheet.  No hedge ineffectiveness was recognized on these swaps. Amounts reported in Other Comprehensive Income related to these swaps will be reclassified to interest expense as scheduled interest payments are made on the Company’s notes issued in the Company’s debt offering. For the 12-month period from July 1, 2004 to June 30, 2005, the Company estimates that $118,500 will be reclassified into earnings as a reduction of interest expense.

13.       Segment Reporting

The Company predominantly operates in one industry segment – real estate ownership and management of retail properties. As of June 30, 2004, the Company owned 163 community and neighborhood shopping centers.  Management reviews operating and financial data for each property separately and independently from all other properties when making resource allocation decisions and measuring performance.  The Company defines operating segments as individual properties with no segment representing more than 10% or more of rental revenue.

14.       Guarantees of Notes Payable

On April 1, 2004, the Company issued $200,000,000 aggregate principal amount of its 5.125% Notes due 2014 (the “Existing Notes”) to certain initial purchasers, who then sold those notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The Existing Notes were guaranteed (the “Existing Guarantees”) by the Company’s two operating partnerships, Heritage Property Investment Limited Partnership and Bradley Operating Limited Partnership (the “Guarantors”). Each of the Existing Guarantees is full and unconditional and joint and several.

Because they were sold pursuant to exemptions from registration under the Securities Act, the Existing Notes and Existing Guarantees are subject to transfer restrictions.  In connection with the issuance of the Existing Notes and Existing Guarantees, the Company and the Guarantors entered into a registration rights agreement with the initial purchasers in which the Company and the Guarantors agreed to register with the Securities and Exchange Commission (“SEC”) under the Securities Act new notes (“Registered Notes”) and new guarantees (“Registered Guarantees”) to be exchanged for the Existing Notes and Existing Guarantees. Each of the Registered Guarantees will be full and unconditional and joint and several.

The Company and the Guarantors have filed a Registration Statement on Form S-4 with the SEC for the purpose of registering the Registered Notes and Registered Guarantees under the Securities Act.  Rule 3-10(a) of Regulation S-X requires the Company to file separate financial statements for guarantors of registered securities.  In lieu of providing such separate financial statements with respect to wholly owned guarantors, Rule 3-10(f) of Regulation S X requires the Company to include a footnote with respect to its guarantor and non-guarantor subsidiaries in its previously issued annual historical financial statements contained in the 10-Q.  This footnote must be provided if the Company's historical financials are incorporated by reference in subsequent filings with the SEC made under the Securities Act, even though those financial statements relate to periods prior to the date of the Company’s filings made under the Securities Act.

As a result of the foregoing, this footnote is being provided pursuant to Rule 3-10(f) of Regulation S-X in lieu of providing separate financial statements with respect to Heritage Property Investment Limited Partnership, a wholly owned Guarantor.  Financial statements with respect to Bradley Operating Limited Partnership, a non-wholly owned Guarantor, will be separately filed with the SEC.

The following represents summarized condensed consolidating financial information as of June 30, 2004 with respect to the financial position of the Company and for the six-month periods ended June 30, 2004 and 2003 with respect to the results of operations and cash flows of the Company and its subsidiaries.  The Parent Company column presents the financial information of the Company, the primary obligor of the Registered Notes, under the equity method of accounting as required by Section 3-10(i), Instructions for preparation of the Condensed Consolidating Financial Information Required by Paragraphs ( c), (d), (e) and (f).  The Guarantors’ columns are segregated between Bradley Operating Limited Partnership, which is 99% owned by the Company, and Heritage Property Investment Limited Partnership, a wholly-owned subsidiary of the Company.  The Non-Guarantor Subsidiaries column presents the financial information of all non-guarantor subsidiaries, which generally consist of subsidiaries of the Guarantors.

Condensed Consolidating Balance Sheet

June 30, 2004 (In thousands)		Guarantors
	Parent Company	Bradley Operating LP	Heritage Property Investment LP	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets

Real estate investments, net	$—	$1,031,285	$292,604	$822,000	$—	$2,145,889
Other Assets	229,268	98,364	72,164	46,526	(283,128)	163,194
Investment in guarantor & non-guarantor subsidiaries	938,561	158,349	267,379	—	(1,364,289)	—

Total assets	$1,167,829	$1,287,998	$632,147	$868,526	$(1,647,417)	$2,309,083

Liabilities & Shareholders’ Equity/Partners’ Capital

Liabilities:
						—
Indebtedness	198,321	638,639	224,008	418,545	(256,006)	1,223,507
Other Liabilities	27,433	55,108	31,374	21,828	(27,122)	108,621

Total liabilities	225,754	693,747	255,382	440,373	(283,128)	1,332,128

Minority Interests	—	34,208	—	2,425	(1,753)	34,880

Shareholders’ equity / partners’ capital	942,075	560,043	376,765	425,728	(1,362,536)	942,075

Total liabilities and partners’ capital	$1,167,829	$1,287,998	$632,147	$868,526	$(1,647,417)	$2,309,083

Condensed Statements of Operations

Six months ended June 30, 2004 (In thousands)		Guarantors
	Parent Company	Bradley Operating LP	Heritage Property Investment LP	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Revenue	$2,591	$76,207	$22,631	$61,998	$(2,691)	$160,736

Expenses:

Operating expenses	—	25,276	5,035	17,240	—	47,551
Depreciation and amortization	—	20,445	6,435	16,457	—	43,337
Interest	2,659	14,471	6,796	15,695	(2,591)	37,030
Interest-related party	—	—	—	—	—	—
General and administrative	100	6,554	2,663	1,730	(100)	10,947
Loss on prepayment of debt	—	—	—	—	—	—

Total expenses	2,759	66,746	20,929	51,122	(2,691)	138,865

Income before allocation to minority interests	(168)	9,461	1,702	10,876	—	21,871

Income allocated to exchangeable partnership units	(143)	—	—	—	—	(143)
Income allocated to Series B & C preferred units	—	(1,763)	—	—	—	(1,763)
Subsidiary earnings	25,157	5,041	5,835	—	(36,033)	—

Income before discontinued operations	24,846	12,739	7,537	10,876	(36,033)	19,965

Discontinued operations:

Operating income from discontinued operations	—	—	140	—	—	140
Gain on sale of discontinued operations	—	—	2,988	—	—	2,988

Income from discontinued operations	—	—	3,128	—	—	3,128

Net income	$24,846	$12,739	$10,665	$10,876	$(36,033)	$23,093

Six months ended June 30, 2003 (In thousands)		Guarantors
	Parent Company	Bradley Operating LP		Heritage Property Investment LP	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Revenue	$—	$76,009		$21,792	$49,873	$(431)	$147,243

Expenses:

Operating expenses	—	23,577		5,055	13,510	—	42,142
Depreciation and amortization	—	19,365		6,081	12,778	—	38,224
Interest	—	12,922		6,874	14,246	—	34,042
Interest-related party	—	—		—	—	—	—
General and administrative	431	6,466		3,064	1,783	(431)	11,313
Loss on prepayment of debt	—	—		—	—	—	—

Total expenses	431	62,330		21,074	42,317	(431)	125,721

Income before allocation to minority interests	(431)	13,679	#	718	7,556	—	21,522

Income allocated to exchangeable partnership units	(88)	—		—	—	—	(88)
Income allocated to Series B & C preferred units	—	(3,328)		—	—	—	(3,328)
Subsidiary earnings	21,775	5,050		2,506	—	(29,331)	—

Income before discontinued operations	21,256	15,401		3,224	7,556	(29,331)	18,106

Discontinued operations:

Operating income from discontinued operations	—	—		984	—	—	984
Gain on sale of discontinued operations	—	—		809	—	—	809

Income from discontinued operations	—	—		1,793	—	—	1,793

Net income	$21,256	$15,401		$5,017	$7,556	$(29,331)	$19,899

Condensed Statements of Cash Flows

Six months ended June 30, 2004 (In thousands)		Guarantors
	Parent Company	Bradley Operating LP	Heritage Property Investment LP	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash flows from operating activities	$48,789	$24,489	$12,900	$31,310	$(63,634)	$53,854

Cash flows from investing activities	—	(26,740)	4,463	(7,946)	—	(30,223)

Cash flows from financing activities	(48,789)	4,836	43,901	(23,533)	63,634	40,049

Change in cash and cash equivalents	—	2,585	61,264	(169)	—	63,680

Beginning of period	—	1,292	1,139	3,033	—	5,464

End of period	$—	$3,877	$62,403	$2,864	$—	$69,144

Six months ended June 30, 2003 (In thousands)		Guarantors
	Parent Company	Bradley Operating LP	Heritage Property Investment LP	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash flows from operating activities	$43,722	$43,107	$13,971	$25,562	$(64,056)	$62,306

Cash flows from investing activities	—	(6,835)	(21,456)	(2,863)	—	(31,154)

Cash flows from financing activities	(43,722)	(31,910)	7,742	(22,887)	64,056	(26,721)

Change in cash and cash equivalents	—	4,362	257	(188)	—	4,431

Beginning of period	—	341	(700)	1,826	—	1,467

End of period	$—	$4,703	$(443)	$1,638	$—	$5,898

15.       Subsequent Events

Acquisition

On July 1, 2004, the Company acquired 444,000 square feet of a 498,000 square foot grocer-anchored community shopping center located in Harrisburg, Pennsylvania known as Colonial Commons.  The Company also acquired leasehold interests in an additional approximately 54,000 square feet.  The purchase price for Colonial Commons was approximately $63 million and was funded through borrowings under the Company’s line of credit.

Disposition

In June 2004, the Company entered into a purchase and sale agreement for the sale of Camelot Shopping Center, a 150,571 square foot shopping center located in Louisville, Kentucky for a purchase price of $7.4 million.  The carrying value of the Camelot Shopping Center is $7.0 million as of June 30, 2004.  Under the purchase and sale agreement, the buyer was permitted to terminate the agreement without cause and without financial penalty at any time during the due diligence period, which commenced upon signing the agreement.  The due diligence period expired on August 3, 2004, at which time the buyer's deposit became non-refundable and, as a result, the buyer no longer has the right to terminate the agreement without cause.  The transaction is expected to be completed in October 2004.  The Camelot Shopping Center will be classified as held for sale as of September 30, 2004 and its results of operations including $0.3 million for each of the six months ended June 30, 2004 and 2003, respectively, will be reclassified as discontinued operations in the Company's Statement of Operations for the nine-month periods ended September 30, 2004 and 2003.